CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 15 to the Registration Statement of NexPoint Real Estate Strategies Fund (File No. 333-209022), on Form N-2 under the Securities Act of 1933, as amended.

/s/ K&L Gates LLP

K&L Gates LLP

April 30, 2026